|                                                          Exhibit 3.1
          |
          |                        The Commonwealth of Massachusetts
----------|                             William Francis Galvin
Examiner  |                          Secretary of the Commonwealth
          |               One Ashburton Place, Boston, Massachusetts 02108-1512
          |
          |                            ARTICLES OF ORGANIZATION
          |                          (General Laws, Chapter 156B)
          |
----------|
Name      |                                    ARTICLE I
Approved  |                      The exact name of the corporation is:
          |
          |                             Ipswich Bancshares, Inc.
          |
          |                                    ARTICLE II
          |
          |                  The purpose of the corporation is to engage
          |                    in the following    business activities:
          |
          |                     To buy,  sell,  deal in, or hold  securities  of
          |             every kind and  description;  and in general to carry on
          |             any business  permitted to corporations  organized under
          |             Chapter 156B of the Massachusetts General Laws as now in
          |             force or hereafter amended.
          |
          |
          |
          |
          |
          |
          |
          |             Note: If the space provided under any article or item on
          |             this form is insufficient,  additions shall be set forth
          |             on one side only of  separate 8 1/2 x 11 sheets of paper
          |             with a left margin of at least 1 inch. Additions to more
          |             than one article  may be made on a single  sheet so long
          |             as each  article  requiring  each  addition  is  clearly
          |             indicated.
          |
          |

                                   ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

----------------------------------------------------------------------------------------
|          WITHOUT PAR VALUE       |                  WITH PAR VALUE                   |
|-------------|--------------------|--------------|----------------------|-------------|
|    TYPE     |  NUMBER OF SHARES  |      TYPE    |   NUMBER OF SHARES   |  PAR VALUE  |
|Common:      |                    | Common:      |      12,000,000      |    $.10     |
|-------------|--------------------|--------------|----------------------|-------------|
|             |                    |              |                      |             |
|-------------|--------------------|--------------|----------------------|-------------|
|Preferred    |                    | Preferred:   |       1,000,000      |    $.10     |
|-------------|--------------------|--------------|----------------------|-------------|
|             |                    |              |                      |             |
----------------------------------------------------------------------------------------

                                   ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

See Exhibit A.

                                    ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

None.

                                   ARTICLE VI

            Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

See Exhibit B.

***If there are no provisions state "None"

Note: The preceding six (6) articals are considered to be permanent and may ONLY be changed by filing appropriate Articals of Amendment.

                                 EXHIBITS TO THE
                            ARTICLES OF ORGANIZATION
                                       OF
                            IPSWICH BANCSHARES, INC.

------------------------------------------------------------------------------

                                    Exhibit A

                            Article IV. Capital Stock

        The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 13 million (13,000,000) shares, of which 12 million (12,000,000) shares shall be common stock, $0.10 par value per share, and one million (1,000,000) shares shall be preferred stock, $0.10 par value per share. Upon payment of lawful consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the Corporation which is transferred to stated capital upon the issuance of shares as a stock dividend shall be deemed to be the consideration for their issuance.

        A description of the different classes and series of the Corporation's capital stock and a statement of the designations and the relative rights, preferences and limitations of the shares of each class and series of capital stock are as follows:

        A. Common Stock. Except as provided by law or in this Article IV (or in any supplementary sections hereto or in any certificate of establishment of any series of preferred stock), the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote on all matters for each share held by such holder. There shall be no cumulative voting rights in the election of Directors.

        Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of a sinking fund or a retirement fund or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of stock entitled to participate therewith as to dividends, out of any assets legally available for the payment of dividends; but only when and as declared by the Board of Directors.

        In the event of any liquidation, dissolution or winding up of the Corporation, after there shall have been paid to or set aside for the holders of any class having preference over the common stock in the event of liquidation, dissolution or winding up of the Corporation the full preferential amounts to which they are respectively entitled, the holders of the common stock, and of any class or series of stock entitled to participate in whole or in part therewith as to distribution of assets, shall be entitled, after payment or provision for payment of all debts and liabilities of the Corporation, to receive the remaining assets of the Corporation available for distribution, in cash or in kind, in proportion to their holdings.

        B. Preferred Stock. Subject to any limitations prescribed by law, the Board of Directors of the Corporation is authorized by vote or votes, from time to time adopted, to provide for the issuance of preferred stock in one or more series and to fix and state the voting powers, designations, preferences and relative participating, optional or other special rights of the shares of each series and the qualifications, limitations and restrictions thereof, including, but not limited to, determination of one or more of the following:

               (1) The distinctive serial designation and the number of shares constituting such series;

               (2) The dividend rates or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends and the participating or other special rights, if any, with respect to dividends;

               (3) The voting powers, if any, of shares of such series;

               (4) Whether the shares of such series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

               (5) The amount or amounts payable upon the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

               (6) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

               (7) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, and if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

               (8) The price or other consideration for which the shares of such series shall be issued;

               (9) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other series of stock; and

               (10) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as are permitted by law and as the Board of Directors of the Corporation may deem advisable.

            Any such vote shall become effective when the Corporation files with the Secretary of State of The Commonwealth of Massachusetts a
        certificate of establishment of one or more series of preferred stock signed by the President or any Vice President and by the Clerk or Assistant Clerk of the Corporation, setting forth a copy of the vote of the Board of Directors establishing and designating the series and fixing and determining the relative rights and preferences thereof, the date of adoption of such vote and a certification that such vote was duly adopted by the Board of Directors.

                                    Exhibit B

                      Article VI. Other Lawful Provisions.

        Section 1.  Certain Business Combinations.

        A. Required Vote for Certain Business Combinations. In addition to any affirmative vote required by the Massachusetts General Laws or by these Articles, and except as otherwise expressly provided in Section 2 of this
Article VI:

               (1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder;

               (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more;

               (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more;

               (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate of any Interested Stockholder; or

               (5) any reclassification of securities (including any reverse stock split), any recapitalization of the Corporation, any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving any Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require (subject to Section 2 of this Article VI) the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law.

        B. Definition of "Business Combination." The term "Business Combination" as used in this Article VI shall mean any transaction which is referred to in any one or more of clauses (1) through (5) of Paragraph A of this Section 1.

        Section 2.  When Higher Vote Is Not Required.

        The provisions of Section 1 of this Article VI shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of these Articles, if all of the conditions specified in either of the following paragraphs A or B are met:

        A. Approval by Continuing Directors. The Business Combination shall have been approved or ratified by a majority of the Continuing Directors (as hereinafter defined) then in office; or

        B. Price and Procedure Requirements. All of the following conditions shall have been met:

               (1) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of common stock in such Business Combination shall be at least equal to the highest of the following:

                      (a) if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it (i) within the two-year period immediately prior to and including the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                      (b) the highest Fair Market Value per share of common stock on any date during the one-year period prior to and including the Announcement Date; and

                      (c) if applicable) the price per share equal to the product of (i) the Fair Market Value per share of common stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such later date is referred to in this
        Article VI as the "Determination Date"), whichever is higher, multiplied by (ii) a fraction, (x) the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of common stock acquired by it within the two-year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market value per share of common stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of common stock.

               (2) The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B(2) shall be required to be met with respect to every other class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):

                      (a) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (i) within the two-year period immediately prior to and including the Announcement Date or (ii) in the transaction in which it became an Interested Stockholder, whichever is higher;

                      (b) (if applicable) the highest preferential amount per share which the holders of shares of such class of Voting Stock are entitled to receive from the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

                      (c) the highest Fair Market Value per share of such class of Voting Stock on any date during the one-year period prior to and including the Announcement Date; and

                      (d) (if applicable) the price per share equal to the product of (i) the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, multiplied by (ii) a fraction, (x) the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it within the two-year period immediately prior to and including the Announcement Date, and (y) the denominator of which is the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period upon which the Interested Stockholder acquired any shares of such class of Voting Stock.

               (3) The consideration to be received by holders of a particular class of outstanding Voting Stock (including common stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

               (4) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of any such Business
        Combination: (a) there shall have been (i) no failure to declare and pay at regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series having a preference over the common stock of the Corporation as to dividends or upon liquidation, except as approved by a majority of the Continuing Directors; (ii) no reduction in the annual rate of dividends paid on the common stock (except as necessary to reflect any subdivision of the common stock), except as approved by a majority of the Continuing Directors; and (iii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the common stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (b) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder's becoming an Interested Stockholder.

               (5) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation or in connection with such Business Combination or otherwise, unless such transaction shall have been approved or ratified by a majority of the Continuing Directors after such Person shall have become an Interested Stockholder.

               (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 20 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

        Section 3.  Certain Definitions.

        For the purposes of these Articles:

        A. A "Person" shall mean an individual, a group acting in concert, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, a business trust, a government or political subdivision, any unincorporated organization and any other similar association or entity.

        B. "Interested Stockholder" shall mean any Person (other than the Corporation or any Subsidiary) who or which:

                      (1) is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the then outstanding shares of Voting Stock;

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to and including the date in question was the beneficial owner, directly or indirectly, of more than ten percent (10%) of the voting power of the then outstanding shares of Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to and including the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933 and such assignment or succession was not approved by a majority of the Continuing Directors.

        C. A Person shall be a "Beneficial Owner" of any shares of Voting Stock:

               (1) which such Person or any of its Affiliates or Associates, directly or indirectly, has or shares with respect to Voting Stock (a) the right to acquire or direct acquisition of (whether such right is exercisable immediately or only after the passage of time or in the satisfaction of any conditions or both), pursuant to any agreement, arrangement or understanding or upon the exercise of any conversion rights, warrants, or options or otherwise; (b) the right to vote, or direct the voting of, pursuant to any agreement, arrangement or understanding or otherwise; or (c) the right to dispose of or transfer or direct the disposition or transfer of pursuant to any agreement, arrangement, understanding or otherwise; or

               (2) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

        D. For the purposes of determining whether a Person is an Interested Stockholder pursuant to Paragraph B of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such Person through application of paragraph C of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options or otherwise.

        E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation;
provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph B of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

        G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is not an Affiliate or Associate or the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

        H.  "Fair Market Value" means:

                (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers Automated Quotation System or any comparable system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a majority of the Continuing Directors of the Board in good faith; and

                (2) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least a majority of the Continuing Directors of the Board in good faith.

        I. "Group Acting In Concert" means (a) knowing participation by Persons in a joint activity or interdependent conscious parallel action by Persons towards a common goal, whether or not pursuant to an express agreement; (b) a combination or pooling of voting or other interests in the securities of an issuer by Persons for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; (c) a Person or company which acts in concert with another Person or company ("Other Party") shall also be deemed to be Acting in Concert with any Person or company who is also Acting in concert with that Other Party; or (d) a group who would be deemed to be acting as a group or syndicate within the meaning of Section 13(d) of the Securities Exchange Act of 1934. In addition, any Persons who are beneficial owners of the same securities are deemed to be members of a "Group Acting In Concert." When Persons act together for any such purpose, the group of which they are members is deemed to have acquired their stock.

        J. In the event of any Business Combination in which the Corporation survives, the phrase "other consideration to be received" as used in Paragraphs B(l) and (2) of Section 2 of this Article VI shall include the shares of common stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

        Section 4.  Powers of the Board of Directors.

        A majority of the Directors of the Corporation (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) shall have the power to determine for the purposes of this Article VI, on the basis of information known to them after reasonable inquiry, (A) whether a Person is an Interested Stockholder, (B) the number or percentage of any class of securities beneficially owned by any Person, (C) whether a Person is an Affiliate or Associate of or is affiliated or associated with another, (D) whether the requirements of Section 2 of this Article VI have been met with respect to any Business Combination, (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more, and (F) any other matters of interpretation arising under this Article VI. The good faith determination of a majority of the Directors (or, if there is an Interested Stockholder, a majority of the Continuing Directors then in office) on such matters shall be conclusive and binding for all purposes of this Article VI.

        Section 5. No Effect on Fiduciary Obligations of Interested Stockholders

        Nothing contained in this Article VI shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

        Section 6. Standards for Board of Directors' Evaluation of Offers. The Board of Directors of the Corporation, when evaluating any offer of another Person (as defined in Article VI hereof) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another institution or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, may, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, consider the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the Corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the Corporation.

        Section 7. Pre-emptive Rights. Holders of the capital stock of the Corporation shall not be entitled to preemptive rights with respect to any shares of the capital stock of the Corporation which may be issued.

        Section 8.  Directors.

        An increase in the number of Directors shall require the affirmative vote of two-thirds of the members of the Board of Directors then in office, unless at the time of such increase there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required. The Directors, other than those who may be elected by the holders of any series of preferred stock of the Corporation, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, with one class to be elected annually. The initial Directors of the Corporation shall hold office as follows: the first class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2000, the second class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2001, and the third class of Directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 2002. At each succeeding annual meeting of stockholders, the successors of the class of Directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Members of each class shall hold office until their successors are duly elected and qualified or until their earlier resignation or removal.

        Any Director (including Persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office, with or without cause, by an affirmative vote of not less than (i) two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, or (ii) two-thirds of the members of the Board of Directors then in office, unless at the time of such removal there shall be an Interested Stockholder, in which case the affirmative vote of not less than a majority of the Continuing Directors then in office shall instead be required for removal by vote of the Board of Directors. At least thirty days prior to such meeting of the stockholders, written notice shall be sent to the Director whose removal will be considered at the meeting. If removal is for cause, the Director will be provided an opportunity to be heard before the stockholders or the Board of Directors, as the case may be.

        No Director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 156B of the General Laws of The Commonwealth of Massachusetts, or (iv) with respect to any transaction from which the Director derived an improper personal benefit.

        No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a Director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal. If the Massachusetts Business Corporation Law is hereafter amended to further eliminate or limit the personal liability of Directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the Directors of this Corporation shall be eliminated or limited to the fullest extent permitted by the Massachusetts Business Corporation Law as so amended.

        Section 9.  Transactions with Interested Persons.

        Unless entered into in bad faith or in violation of any provision of these Articles, no contract or transaction by the Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

        For the purposes of this Section 9, "Interested Person" means any Person in any way interested in the Corporation whether as a director, officer, stockholder, employee or otherwise, and any other entity in which any such Person is in any way interested.

        Unless such contract or transaction was entered into in bad faith or in violation of any provision of these Articles, no Interested Person, because of such interest, shall be liable to the Corporation or to any other Person for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

        The provisions of this Section 9 shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of Directors or stockholders of the Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

        Section 10. Acting as a Partner. The Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

        Section 11. Stockholders Meetings. Meetings of stockholders may be held at such place in the Commonwealth of Massachusetts or, if permitted by applicable law, elsewhere in the United States as the Board of Directors may determine.

        Section  12.  Call  of  Special   Meetings.   Special  meetings  of  the
stockholders for any purpose or purposes may be called at any time by the President, and if not by the President by the Chairman of the Board, if one is elected, or by the affirmative vote of a majority of the Directors then in office or, if there is an Interested Stockholder, by the affirmative vote of a majority of the Continuing Directors then in office. Special meetings shall be called by the Clerk or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer, upon written application of one or more stockholders who hold at least (i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or (ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. Application to a court pursuant to Section 34(b) of Chapter 156B of the General Laws of The Commonwealth of Massachusetts requesting the call of a special meeting of stockholders because none of the officers is able and willing to call such a meeting may be made only by stockholders who hold at least (i) 66-2/3% in interest of the capital stock entitled to vote at such meeting or
(ii) such lesser percentage, if any, (but not less than 40%) as shall be determined to be the maximum percentage which the Corporation is permitted by applicable law to establish for the call of such a meeting. The hour, date and place of any special meeting and the record date for determining the stockholders having the right to notice of and to vote at such meeting shall be determined by the Board of Directors or the President. Only those matters set forth in the call of the special meeting may be considered or acted upon at such special meeting, unless otherwise provided by law.

        Section 13. Amendment of By-Laws. The By-Laws of the Corporation may be adopted, altered, amended, changed or repealed by the Board of Directors or the stockholders of the Corporation. Such action by the Board of Directors shall require the affirmative vote of at least two-thirds of the Directors then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office, at such a meeting. Such action by the stockholders shall require (i) approval by the affirmative vote of a majority of the Board of Directors of the Corporation then in office at a duly constituted meeting of the Board of Directors, unless at the time of such action there shall be an Interested Stockholder, in which case such action shall also require the affirmative vote of at least a majority of the Continuing Directors then in office, at such meeting, (ii) unless waived by the affirmative vote of the Board of Directors (and, if applicable, Continuing Directors) specified in the preceding sentence, the submission by the stockholders of written proposals for adopting, altering, amending, changing or repealing the By-Laws at least sixty days prior to the meeting at which they are to be considered and (iii) the affirmative vote of at least two-thirds of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders called expressly for such purpose, provided, however, that provisions that provide for a greater than two-thirds vote of the stockholders may only be amended by such greater vote.

        Section 14. Amendment of Articles of Organization. No amendment, addition, alteration, change or repeal of these Articles shall be made, unless the same is first approved by the affirmative vote of a majority of the Board of Directors of the Corporation then in office, and thereafter approved by the stockholders by not less than two-thirds of the total votes eligible to be cast at a duly constituted meeting, or, in the case of Articles I, II and III of these Articles, by not less than a majority of the total votes eligible to be cast at a duly constituted meeting; provided, however, that if, at any time within the sixty-day period immediately preceding the meeting at which the stockholder vote is to be taken, there is an Interested Stockholder, such amendment, addition, alteration, change or repeal shall also require the affirmative vote of not less than a majority of the Continuing Directors then in office prior to approval by the stockholders, and further provided that provisions that provide for a greater than two-thirds vote of the stockholders may only be amended by such greater vote. Unless otherwise provided by law, any amendment, addition, alteration, change or repeal so acted upon shall be effective on the date it is filed with the Secretary of State of The
Commonwealth of Massachusetts or on such other date as specified in such amendment, addition, alteration, change or repeal or as the Secretary of State may specify.

                                    Exhibit C

              NAME                      RESIDENTIAL ADDRESS            POST OFFICE ADDRESS

President:    David L. Grey

Treasurer:    Francis Kenney

Clerk:        Mariell Lyons

Directors:    William M. Craft                 [Address Deliberately Omitted]

              Thomas A. Ellsworth

              William E. George

              David L. Grey

              Mark L. Klaman

              John H. Morrow

              Lawrence J. Pszenny

              William J. Tinti

                                   ARTICLE VII

The effective date of organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                  ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

    23 Market Street, Ipswich, Massachusetts  01938

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                      NAME                  RESIDENTIAL ADDRESS          POST OFFICE ADDRESS

    President:

    Treasurer:
                                 See Exhibit C.

    Clerk:

    Directors:

c.  The fiscal year (i.e., tax year) of the corporation shall end on the last
    day of the month of:   October

d.  The  name  and business  address  of  the  resident agent,  if any,  of  the
    corporation is:       None

                                   ARTICLE IX

By-laws of the corporation have been duly adopted and the president, treasurer, clerk and directors whose names are set forth above, have been duly elected.

In witness whereof and under the pains and penalties of perjury, I/we, whose signature(s) appear below as incorporator(s) and whose name(s) and business or residential address(es) are clearly typed or printed beneath each signature do hereby associate with the intention of forming this corporation under the provisions of General Laws, Chapter 156B and do hereby sign these Articles of Organization as incorporator(s) this 12 day of February , 1999

--------------------------------------------------------------------------------
    Deborah Drosnin, Esq.
--------------------------------------------------------------------------------
    c/o Foley, Hoag & Eliot llp
--------------------------------------------------------------------------------
    One Post Office Square, Boston, MA  02109-2170
--------------------------------------------------------------------------------

Note: If an existing corporation is acting as incorporator, type in the exact name of the corporation, the state or other jurisdiction where it was incorporated, the name of the person signing on behalf of said corporation and the title he/she holds or other authority by which such action is taken.

                        THE COMMONWEALTH OF MASSACHUSETTS

                            ARTICLES OF ORGANIZATION

                          (General Laws, Chapter 156B)


                ================================================

                I hereby certify that, upon examination of these Articles of Organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve said articles; and the filing fee in the amount of $13,000 having been paid, said articles are deemed to have been filed with me this 12th day of February 1999.


                Effective date:
                               ---------------------------------


                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                FILING FEE: One tenth of one percent of the total authorized capital stock, but not less than $200.00. For the purpose of filing, shares of stock with a par value less than $1.00, or no par stock, shall be deemed to have a par value of $1.00 per share.


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                   Deborah Drosnin
                ------------------------------------------------

                   Foley, Hoag & Eliot llp
                ------------------------------------------------

                   One Post Office Square, Boston, MA  02109
                ------------------------------------------------

                   Telephone:     (617) 832-1000
                ------------------------------------------------